Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

N-2

Oxford Lane Capital Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.01 par value per share	(1)	456(b) and 457(r)		$	$–	0.00015310	$–
Fees to be Paid	Equity	Preferred Stock, $0.01 par value per share	(2)	456(b) and 457(r)			–	0.00015310	–
Fees to be Paid	Other	Subscription Rights	(3)	456(b) and 457(r)			–	0.00015310	–
Fees to be Paid	Debt	Debt Securities	(4)	456(b) and 457(r)		$	$–	0.00015310	$–

Total Offering Amounts:							$–		–
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$–

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Offering Note(s)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder by Oxford Lane Capital Corp. (the “registrant”) at indeterminate prices. This registration statement also covers an indeterminate amount of common stock that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the subscription rights to purchase shares of common stock registered hereunder. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder by Oxford Lane Capital Corp. (the “registrant”) at indeterminate prices. This registration statement also covers an indeterminate amount of common stock that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the subscription rights to purchase shares of common stock registered hereunder. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis.
(3)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder by Oxford Lane Capital Corp. (the “registrant”) at indeterminate prices. This registration statement also covers an indeterminate amount of common stock that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the subscription rights to purchase shares of common stock registered hereunder. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis.
(4)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder by Oxford Lane Capital Corp. (the “registrant”) at indeterminate prices. This registration statement also covers an indeterminate amount of common stock that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the subscription rights to purchase shares of common stock registered hereunder. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees and will pay any registration fees subsequently in advance or on a pay-as-you-go basis. Debt securities may be issued at an original issue discount.